UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A
(AMENDMENT NO. 1 TO FORM 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2011

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K dated April 25, 2011, pursuant to which WesBanco, Inc. announced the voting results from the Annual Meeting of the Stockholders.  The purpose of this amendment is to include the Board of Directors’ decision on the frequency of the stockholder advisory vote on executive compensation, as required by Item 5.07 of Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2011, at the Annual Meeting of the Stockholders of WesBanco, Inc. the stockholders voted, in an advisory capacity (non-binding), on the frequency of the stockholder advisory vote on executive compensation, and proposed that a vote occur every year.  On June 23, 2011, the WesBanco, Inc. Board of Directors considered the frequency of the stockholder advisory vote on executive compensation and, considering the recommendation of the stockholders, voted for the non-binding stockholder advisory vote on executive compensation to occur every year.

As disclosed in the proxy material for the Annual Meeting of Stockholders, the Board of Directors recommended a vote for an annual stockholder advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: June 29, 2011	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer